SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
WESCO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania	15219

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 454-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 29, 2005, WESCO International, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P. (collectively, “Cypress”) and Lehman Brothers Inc.(the “Underwriter”). The Underwriting Agreement was entered into in connection with the public offering of 9,075,536 shares of the Company’s common stock owned by Cypress, which was completed on August 3, 2005. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement is filed herewith as Exhibit 1.1.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

Exhibit 1.1	Underwriting Agreement dated July 29, 2005 by and among WESCO International, Inc., Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P. and Lehman Brothers Inc. (filed herewith).

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President and Chief Financial and Administrative Officer

Dated: August 3, 2005